Exhibit 99.1

NEWS RELEASE
Contact: Donna D’Amico-Annitto	486 North Oliver Road, Bldg. Z Newton, Kansas 67114 (316) 283-6500

PARK AEROSPACE CORP. REPORTS FOURTH QUARTER

AND FISCAL YEAR RESULTS

Newton, Kansas, Thursday, May 11, 2023…..Park Aerospace Corp. (NYSE-PKE) reported results for the 2023 fiscal year fourth quarter and full fiscal year ended February 26, 2023. The Company will conduct a conference call to discuss its financial results and other matters at 11:00 a.m. EDT today. A live audio webcast of the event, along with presentation materials, will be available at https://edge.media-server.com/mmc/p/ssv8op68 at 11:00 a.m. EDT today. The presentation materials will also be available at approximately 9:00 a.m. EDT today at https://parkaerospace.com/shareholders/investor-conference-calls/ and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page.

Park reported net sales of $13,530,000 for the 2023 fiscal year fourth quarter ended February 26, 2023 compared to $12,502,000 for the 2022 fiscal year fourth quarter ended February 27, 2022 and $13,867,000 for the 2023 fiscal year third quarter ended November 27, 2022. Park’s net sales for the fiscal year ended February 26, 2023 were $54,055,000 compared to $53,578,000 for the fiscal year ended February 27, 2022. Net earnings for the 2023 fiscal year fourth quarter were $4,706,000 compared to $1,956,000 for the 2022 fiscal year fourth quarter and $2,230,000 for the 2023 fiscal year third quarter. Net earnings were $10,731,000 for the 2023 fiscal year compared to $8,464,000 for the 2022 fiscal year.

Net earnings before special items for the 2023 fiscal year fourth quarter were $1,976,000 compared to $2,018,000 for the 2022 fiscal year fourth quarter and $2,383,000 for the 2023 fiscal year third quarter. Net earnings before special items for the fiscal year ended February 26, 2023 were $8,154,000 compared to $8,723,000 for the 2022 fiscal year.

Adjusted EBITDA for the 2023 fiscal year fourth quarter was $2,625,000 compared to $3,083,000 for the 2022 fiscal year fourth quarter and $3,321,000 for the 2023 fiscal year third quarter. Adjusted EBITDA for the 2023 fiscal year was $11,459,000 compared to $13,089,000 for the 2022 fiscal year.

The Company recognized a tax benefit of $2,791,000 in the 2023 fiscal year fourth quarter and fiscal year primarily from the reduction of uncertain tax positions related to expiring statute of limitations on tax positions taken in prior years regarding the taxability of funds repatriated from the Company’s subsidiary in Singapore and the Company recorded $61,000 and $214,000 of additional tax expense for tax deductions becoming unavailable related to stock options expiring unexercised in the 2023 fiscal year fourth quarter and fiscal year, respectively. During the prior year, the Company recorded restructuring charges of $62,000 in the 2022 fiscal year fourth quarter and $259,000 in the 2022 fiscal year, primarily for the costs in connection with exiting the Park Aerospace Technologies Asia Pte. Ltd idle facility in Singapore.

Park reported basic and diluted earnings per share of $0.23 for the 2023 fiscal year fourth quarter compared to $0.10 for the 2022 fiscal year fourth quarter and $0.11 for the 2023 fiscal year third quarter. Basic and diluted earnings per share before special items were $0.10 for the 2023 fiscal year fourth quarter compared to $0.10 for the 2022 fiscal year fourth quarter and $0.12 for the 2023 fiscal year third quarter.

Park reported basic and diluted earnings per share of $0.52 for the 2023 fiscal year compared to $0.41 for the 2022 fiscal year. Basic and diluted earnings per share before special items were $0.40 for the 2023 fiscal year compared to basic earnings per share before special items of $0.43 for the 2022 fiscal year and diluted earnings per share before special items of $0.42 for the 2022 fiscal year.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (877) 407-3982 in the United States and Canada, and (201) 493-6780 in other countries. The required passcode for attendance by phone is 13738134.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Thursday, May 25, 2023. The conference call replay will be available at https://edge.media-server.com/mmc/p/ssv8op68 and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page. It can also be accessed by dialing (844) 512-2921 in the United States and Canada, and (412) 317-6671 in other countries. The required passcode for accessing the replay by phone is 13738134.

Any additional material financial or statistical data disclosed in the conference call, including the investor presentation, will also be available at the time of the conference call on the Company's web site at https://parkaerospace.com/shareholders/investor-conference-calls/.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as reduction in uncertain tax positions, tax deductions becoming unavailable and restructuring charges. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP measures, including Adjusted EBITDA, and operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below includes a reconciliation of the non-GAAP operating results before special items to earnings determined in accordance with GAAP and a reconciliation of GAAP pre-tax earnings to Adjusted EBITDA. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Aerospace Corp. develops and manufactures solution and hot-melt advanced composite materials used to produce composite structures for the global aerospace markets. Park’s advanced composite materials include film adhesives and lightning strike protection materials. Park offers an array of composite materials specifically designed for hand lay-up or automated fiber placement (AFP) manufacturing applications. Park’s advanced composite materials are used to produce primary and secondary structures for jet engines, large and regional transport aircraft, military aircraft, Unmanned Aerial Vehicles (UAVs commonly referred to as “drones”), business jets, general aviation aircraft and rotary wing aircraft. Park also offers specialty ablative materials for rocket motors and nozzles and specially designed materials for radome applications. As a complement to Park’s advanced composite materials offering, Park designs and fabricates composite parts, structures and assemblies and low volume tooling for the aerospace industry. Target markets for Park’s composite parts and structures (which include Park’s proprietary composite SigmaStrut™ and AlphaStrut™ product lines) are, among others, prototype and development aircraft, special mission aircraft, spares for legacy military and civilian aircraft and exotic spacecraft. Park’s objective is to do what others are either unwilling or unable to do. When nobody else wants to do it because it is too difficult, too small or too annoying, sign us up.

Additional corporate information is available on the Company’s website at www.parkaerospace.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended			52 Weeks Ended

	February 26, 2023	February 27, 2022	November 27, 2022	February 26, 2023	February 27, 2022
Sales	$13,530	$12,502	$13,867	$54,055	$53,578

Net Earnings before Special Items[1]	$1,976	$2,018	$2,383	$8,154	$8,723
Special Items, Net of Tax:
Tax Impact of Cancelled Stock Options	(61)	-	(153)	(214)	-
Reduction in Uncertain Tax Positions	2,791	-	-	2,791	-
Restructuring Charges	-	(62)	-	-	(259)

Net Earnings	$4,706	$1,956	$2,230	$10,731	$8,464

Basic Earnings per Share:
Basic Earnings before Special Items[1]	$0.10	$0.10	$0.12	$0.40	$0.43
Special Items:
Tax Impact of Cancelled Stock Options	-	-	(0.01)	(0.01)	-
Reduction in Uncertain Tax Positions	0.13	-	-	0.13	-
Restructuring Charges	-	-	-	-	(0.02)

Basic Earnings per Share	$0.23	$0.10	$0.11	$0.52	$0.41

Diluted Earnings before Special Items[1]	$0.10	$0.10	$0.12	$0.40	$0.42
Special Items:
Tax Impact of Cancelled Stock Options	-	-	(0.01)	(0.01)	-
Reduction in Uncertain Tax Positions	0.13	-	-	0.13	-
Restructuring Charges	-	-	-	-	(0.01)

Diluted Earnings per Share	$0.23	$0.10	$0.11	$0.52	$0.41

Weighted Average Shares Outstanding:
Basic	20,471	20,458	20,471	20,465	20,422
Diluted	20,518	20,508	20,510	20,509	20,551

[1] Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	February 26, 2023	February 27, 2022
	(unaudited)
Assets
Current Assets
Cash and Marketable Securities	$105,440	$110,361
Accounts Receivable, Net	9,989	8,339
Inventories	6,768	4,657
Prepaid Expenses and Other Current Assets	2,844	3,082
Total Current Assets	125,041	126,439

Fixed Assets, Net	24,251	24,333
Operating Right-of-use Assets	150	203
Other Assets	9,891	9,912
Total Assets	$159,333	$160,887

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$4,545	$2,534
Accrued Liabilities	1,346	1,494
Dividend Payable	20,471	-
Operating Lease Liability	53	53
Income Taxes Payable	2,171	2,211
Total Current Liabilities	28,586	6,292

Long-term Operating Lease Liability	129	174
Non-current Income Taxes Payable	10,938	12,621
Deferred Income Taxes	1,995	1,671
Other Liabilities	1,751	4,497
Total Liabilities	43,399	25,255

Shareholders’ Equity	115,934	135,632

Total Liabilities and Shareholders' Equity	$159,333	$160,887

Additional information
Equity per Share	$5.66	$6.63

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended			52 Weeks Ended

	February 26, 2023	February 27, 2022	November 27, 2022	February 26, 2023	February 27, 2022

Net Sales	$13,530	$12,502	$13,867	$54,055	$53,578

Cost of Sales	9,679	8,304	9,423	37,582	35,661

Gross Profit	3,851	4,198	4,444	16,473	17,917
% of net sales	28.5%	33.6%	32.0%	30.5%	33.4%

Selling, General & Administrative Expenses	1,631	1,520	1,523	6,519	6,249
% of net sales	12.1%	12.2%	11.0%	12.1%	11.7%

Restructuring Charges	-	62	-	-	259
% of net sales	0.0%	0.5%	0.0%	0.0%	0.5%

Earnings from Operations	2,220	2,616	2,921	9,954	11,409

Interest and Other Income:
Interest Income	425	89	299	1,078	375

Earnings from Operations before Income Taxes	2,645	2,705	3,220	11,032	11,784

Income Tax (Benefit) Provision	(2,061)	749	990	301	3,320

Net Earnings	$4,706	$1,956	$2,230	$10,731	$8,464
% of net sales	34.8%	15.6%	16.1%	19.9%	15.8%

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended February 26, 2023			13 Weeks Ended February 27, 2022			13 Weeks Ended November 27, 2022
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items

Restructuring Charges	-	-	-	62	(62)	-	-	-	-
% of net sales	0.0%		0.0%	0.5%		0.0%	0.0%		0.0%

Earnings from Operations	2,220	-	2,220	2,616	62	2,678	2,921	-	2,921
% of net sales	16.4%		16.4%	20.9%		21.4%	21.1%		21.1%

Interest Income	425	-	425	89	-	89	299	-	299
% of net sales	3.1%		3.1%	0.7%		0.7%	2.2%		2.2%

Earnings from Operations before Income Taxes	2,645	-	2,645	2,705	62	2,767	3,220	-	3,220
% of net sales	19.5%		19.5%	21.6%		22.1%	23.2%		23.2%

Income Tax (Benefit) Provision	(2,061)	2,730	669	749	-	749	990	(153)	837
Effective Tax Rate	-77.9%		25.3%	27.7%		27.1%	30.7%		26.0%

Net Earnings	4,706	(2,730)	1,976	1,956	62	2,018	2,230	153	2,383
% of net sales	34.8%		14.6%	15.6%		16.1%	16.1%		17.2%

Net Earnings Before Special Items			1,976			2,018			2,383
Addback non-cash expenses:
Income Tax Provision			669			749			837
Interest Income			(425)			(89)			(299)
Depreciation			310			331			305
Stock Option Expense			95			74			95
Adjusted EBITDA			2,625			3,083			3,321

Reconciliation of non-GAAP financial measures - continued (in thousands – unaudited):

	52 Weeks Ended February 26, 2023			52 Weeks Ended February 27, 2022
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Restructuring Charge	-	-	-	259	(259)	-
% of net sales	0.0%		0.0%	0.5%		0.0%

Earnings from Operations	9,954	-	9,954	11,409	259	11,668
% of net sales	18.4%		18.4%	21.3%		21.8%

Interest Income	1,078	-	1,078	375	-	375
% of net sales	2.0%		2.0%	0.7%		0.7%

Earnings from Operations before Income Taxes	11,032	-	11,032	11,784	259	12,043
% of net sales	20.4%		20.4%	22.0%		22.5%

Income Tax Provision	301	2,577	2,878	3,320	-	3,320
Effective Tax Rate	2.7%		26.1%	28.2%		27.6%

Net Earnings	10,731	(2,577)	8,154	8,464	259	8,723
% of net sales	19.9%		15.1%	15.8%		16.3%

Net Earnings Before Special Items			8,154			8,723
Addback non-cash expenses:
Income Tax Provision			2,878			3,320
Interest Income			(1,078)			(375)
Depreciation			1,136			1,136
Stock Option Expense			369			285
Adjusted EBITDA			11,459			13,089